Exhibit 99.1

Soluna Secures $5 Million in Non-Dilutive Debt Financing from Galaxy Digital

ALBANY, NY, March 18, 2025 – Soluna Holdings, Inc. (“Soluna” or the “Company”), (NASDAQ: SLNH), a developer of green data centers for intensive computing applications, including Bitcoin mining and AI, announced today that it has successfully closed a $5 million loan facility with Galaxy Digital (“Galaxy”) (TSX: GLXY), a financial services and investment management innovator in the digital asset and blockchain technology sectors.

The loan will have a five-year term. It is secured, with limited recourse to the parent company—highlighting the strength of project-level standalone cash flows and the ability to attract institutional financing. The Company has the right to prepay the loan, in whole or in part, at any time, subject to certain requirements defined by the Loan Agreement.

“This deal underscores the strength of our project cash flows and demonstrates investor confidence in our ability to monetize energy through AI and Bitcoin mining,” said John Belizaire, CEO of Soluna Holdings, Inc. “Simply put, the assets we build are durable and very, very valuable. With this financing, we gain access to additional capital to accelerate our execution—without diluting our shareholders.”

“We’re excited to support Soluna with this financing,” said Max Bareiss, Head of Lending at Galaxy. “This deal reflects our confidence in Soluna’s business model and growth potential while underscoring our commitment to providing strategic capital to innovative companies at the forefront of technology.”

Nixon Peabody LLP acted as legal counsel to the Company. Orrick, Herrington & Sutcliffe LLP acted as legal counsel to Galaxy Digital.

Highlights of the Non-Dilutive Debt Financing:

●	$5 million term loan
●	Five-year amortizing term
●	Non-dilutive debt financing with no equity features
●	Security is limited to the assets at the project level, with a limited recourse parent company guarantee
●	Supports Soluna’s continued project development and expansion

This financing marks another milestone in Soluna’s commitment to delivering sustainable, scalable computing solutions.

For more information about Soluna and its mission to make renewable energy a global superpower, visit www.solunacomputing.com.

Safe Harbor Statement

This announcement contains forward-looking statements. These statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified by terminology such as “will,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates,” “confident,” and similar statements. Soluna Holdings, Inc. may also make written or oral forward-looking statements in its periodic reports to the U.S. Securities and Exchange Commission, in its annual report to shareholders, in press releases and other written materials, and in oral statements made by its officers, directors, or employees to third parties. Statements that are not historical facts, including but not limited to statements about Soluna’s beliefs and expectations, are forward-looking statements. Forward-looking statements involve inherent risks and uncertainties, further information regarding which is included in the Company’s filings with the Securities and Exchange Commission. All information provided in this press release is as of the date of the press release, and Soluna Holdings, Inc. undertakes no duty to update such information, except as required under applicable law.

About Soluna Holdings, Inc (SLNH)

Soluna is on a mission to make renewable energy a global superpower using computing as a catalyst. The company designs, develops, and operates digital infrastructure that transforms surplus renewable energy into global computing resources. Soluna’s pioneering data centers are strategically co-located with wind, solar, or hydroelectric power plants to support high-performance computing applications including Bitcoin Mining, Generative AI, and other compute-intensive applications. Soluna’s proprietary software MaestroOS(™) helps energize a greener grid while delivering cost-effective and sustainable computing solutions, and superior returns. To learn more visit solunacomputing.com. Follow us on X (formerly Twitter) at @SolunaHoldings.

About Galaxy

Galaxy (TSX: GLXY) is a digital asset and blockchain leader providing access to the growing digital economy. We serve a diversified client base, including institutions, startups, and qualified individuals. Since 2018, Galaxy has been building a holistic financial platform spanning three complementary operating businesses: Global Markets, Asset Management, and Digital Infrastructure Solutions. Our offerings include, amongst others, trading, lending, strategic advisory services, institutional-quality investment solutions, proprietary bitcoin mining and hosting services, network validator services, and the development of enterprise custodial technology. The company is headquartered in New York City, with global offices across North America, Europe, and Asia. Additional information about Galaxy’s businesses and products is available on www.galaxy.com.

Contact Information

Cybele Ramirez

Director, Marketing

Soluna Holdings, Inc.

ir@soluna.io